 Trinity Capital Corporation  Annual Meeting of ShareholdersJanuary 22, 2015

 This presentation contains forward looking statements of the Company and its management within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Actual results could differ materially from the results indicated in the presentation because of risks and uncertainties, including those described in Item 1A “Risk Factors” in the Company’s Form 10-K for December 31, 2013. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update or revise any statement in light of new information or future events.

    Consumer spending trends higherLower gas prices Hiring gains widespreadSoftware and IT sectorsManufacturing activity advancedConstruction and real estate activity expanded  Source: FRB Beige Book 12/3/2014

 New Mexico has struggled to recover from the recent recession due in part to the state’s heavy reliance on the government sector and a sharp decline in construction activity. Cutbacks in the government sector have led to job losses in both government employment and professional & business services employment. Residential construction activity has struggled to bounce back and remains well below pre-recession levels. However, unemployment rates have fallen gradually in New Mexico, and employment has increased modestly over the past year. Employment gains in recent years have been primarily driven by the energy, healthcare, and leisure & hospitality sectors.   Source: New Mexico Economic Update, Alison Felix, Economist & Branch, Executive, Federal Reserve Bank of Kansas City Denver Branch, October 6, 2014.

    LANL BudgetState Government and TourismReal EstateBanking Industry

    Highly regulated industryGlass-Steagall ActDodd-Frank Wall Street Reform Act of 2010

        Years Ended December 31  2013  2012  As Restated   2011  Unaudited   and As   Restated   2010  Unaudited   and As   Restated   2009  (Dollars in thousands, except per share data)  Statement of Operations Data:  Interest income  61,181  $      67,274  $      66,044  $      72,078  $      77,768  $      Interest expense  8,821        10,393        12,506        17,815        23,977        Net interest income  52,360        56,881        53,538        54,263        53,791        Provision for loan losses  -        27,206        30,561        27,095        30,408        Net interest income after provision   for loan losses  52,360        29,675        22,977        27,168        23,383        Noninterest income  15,465        19,125        15,831        16,260        20,489        Noninterest expenses  54,476        51,558        52,577        48,851        43,317        Income (loss) before provision   (benefit) for income taxes  13,349        (2,758)        (13,769)        (5,423)        555        (Benefit) provision for income taxes  -        (250)        9,639        (3,337)        10        Net income (loss)  13,349        (2,508)        (23,408)        (2,086)        545        Dividends on preferred shares  2,144        2,115        2,142        2,127        1,604        Net income (loss) available to   common shareholders  11,205  $      (4,623)  $      (25,550)  $      (4,213)  $      (1,059)  $      Common Share Data:  Earnings (loss) per common share  1.74  $      (0.72)  $      (3.96)  $      (0.65)  $      (0.16)  $      Diluted earnings (loss) per common   share  1.74        (0.72)        (3.96)        (0.65)        (0.16)        Book value per common share  8.71        7.09        7.89        12.22        13.54        Shares outstanding at end of period  6,449,726  6,449,726  6,449,726        6,449,726        6,440,784        Weighted average common shares   outstanding  6,449,726        6,449,726        6,449,726        6,445,542        6,444,268        Diluted weighted average common   shares outstanding  6,449,726        6,449,726        6,449,726        6,445,542        6,449,134        Dividend payout ratio  N/A  -20.83%  -6.31%  N/A  -171.79%  Cash dividends declared per common   share  -  $      0.15  $      0.25  $      -  $      0.67  $

    Restated FinancialsRe-File CALL reports and Y-9 for 2012 and 20132014 Quarterly ReportsRe-File Quarterly CALL reports and Y-9 for 2014File SEC Form 10-Qs2014 Annual ReportFile SEC Form 10-K

 Positive Indicators  Trinity Capital Corporation

Positive Indicators

- Restatement completed
- Executive Team
  - Attracted new senior management
  - Retention of management
- Market Presence/Strength
  - FDIC Summary of Deposits Report (as of June 30, 2014)
  - 9th consecutive year – "Best Bank in Santa Fe"

Source: *Santa Fe Reporter July, 2014*

2015 Strategic direction  Trinity Capital Corporation

    National economy expected to register modest improvement; State economy lagging National trend Santa Fe, Albuquerque, Rio Rancho and Farmington markets reflect the strongest economic trends Interest rates could rise in 2015 LANB growth will come from relationship expansion and competitors rather than through market expansion Commercial Real Estate and Residential 1-4 values stable and improving Regulatory climate will focus on risk management and capital preservation Deposit and loan growth opportunities subject to pricing and competitive pressures Banks with strong non-interest income business lines will differentiate themselves from traditional banking models Industry consolidation will result in fewer competitors

 14

    • Reduce credit risk profile • Continue to comply and emerge from consent order • Increase earnings and capital • Maximize efficiencies • Buy down Trust Preferred Securities (TruPS) & Troubled Asset Relief Program (TARP)• Improve risk management capabilities

    Differentiate ourselves from the competition through superior service and our local decision making, responsiveness and continued market presence Expand on building a growing portfolio of low cost relationship-based deposits Maximize shareholder value

 Last Trade 1  Book Value12/31/2013  Approximate Multiple for Performing Banks ($1.5B – 2B)  $3.00  $8.10  1.5x  1 1/20/15 for 500 Shares. Last trade reported to the Company.

 Source: FDIC Annual Report (June 30, 2014)

 Source: FDIC Annual Report (June 30, 2014)

 Source: FDIC Annual Report (June 30, 2014)

    Achieve Financial Performance GoalsEstablish Enterprise Risk Management ProgramIncrease Return On Assets & Return On EquityRetain, Attract and Develop TalentEnhance Products and ServicesEnhance Total Shareholder ValueMaximize Operating Efficiencies

    Questions?